Exhibit 99.1

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

Strong Demand for Technical Services Drives 20% Top-Line Growth

Norwell, MA — March 14, 2007 — Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the fourth quarter and full year ended December 31, 2006.

Clean Harbors increased revenues by approximately 20 percent to $231.8 million in the fourth quarter of 2006 from $193.7 million in the fourth quarter of 2005.  Income from operations grew to $19.8 million from $14.3 million for the fourth quarter of 2005.  EBITDA grew by approximately 31 percent to $31.4 million from $23.9 million for the fourth quarter of 2005.  See below for a description of EBITDA and a reconciliation to GAAP results.

Net income attributable to common shareholders rose to $11.4 million, or $0.56 per diluted share, from $7.9 million, or $0.43 per diluted share, in the same period of 2005.

Comments on the Fourth Quarter

“The fourth quarter of 2006 was a strong conclusion to the best year in Clean Harbors’ history,” said Alan S. McKim, Chairman and Chief Executive Officer.  “With solid demand across our business lines and good weather, we delivered quarterly revenue in excess of $200 million for the second consecutive quarter, exclusive of any revenue attributed to Teris, which we acquired in August.”

“Organic growth in the fourth quarter was primarily driven by our Technical Services business, which continued to perform large facilities projects,” McKim said.  “Incineration volumes were strong, and we achieved utilization of 91 percent, despite the addition of significant capacity earlier in the year.  Reflecting increased activity in both the United States and Canada, total landfill volumes were nearly 30 percent higher than in the same period in 2005.”

“In Site Services, we continued our steady geographic expansion with the opening of another branch in southern Florida,” said McKim.  “We did not have any major emergency response events in the quarter, unlike the fourth quarter of 2005 when we posted more than $17 million of higher margin revenue related to post-hurricane clean-up projects.  Consequently, our Site Services margins were down, even though we generated a steady stream of small scale projects that produced approximately $7 million in revenue in the quarter.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

Comments on Full-Year 2006

Revenues for the year ended December 31, 2006 increased nearly 17 percent to $829.8 million, compared with $711.2 million for full-year 2005.  Income from operations for full-year 2006 increased 45 percent to $74.4 million versus $51.3 million in the prior year.  EBITDA (see description below) for 2006 increased 33 percent to $119.9 million from $90.3 million for 2005.

The Company generated net income attributable to common shareholders of $46.4 million, or $2.26 per diluted share, for the full-year 2006.  This compares with a 2005 net income attributable to common shareholders of $25.3 million, or $1.45 per diluted share.

“The year 2006 was outstanding for Clean Harbors both financially and operationally,” McKim said.  “We added substantial incineration capacity, constructed several secure landfill cells, upgraded numerous facilities, expanded our transportation fleet, and exceeded our Health, Safety & Compliance targets.  In support of our successful strategy of introducing the Clean Harbors brand into new markets and expanding our footprint, we opened six new Site Services locations in 2006.  These initiatives enabled us to post the largest organic increase in revenues in the Company’s history.”

“At the same time, we successfully completed the Teris acquisition, which will broaden our service offerings and improve our ability to service our customers,” said McKim.  “Although Teris is still ramping up, it turned in an exemplary month in December.  We also met our goal of Teris being accretive in the fourth quarter and we expect to see continued improvement throughout 2007.”

“We successfully drove annual top-line growth, while continuing to closely manage our operating costs and environmental liabilities, as well as improve our operating efficiencies,” McKim said.  “As a result, net income grew substantially from 2005 and EBITDA grew by approximately 33 percent.”

Non-GAAP Fourth-Quarter and Full-Year Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA in accordance with its outstanding credit agreement, as described in the following reconciliation showing the differences between reported net income and EBITDA for 2006 and 2005 (in thousands):

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

	For the three months ended:		For the year ended:
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Net income	$11,493	$7,952	$46,675	$25,621
Accretion of environmental liabilities	2,587	2,501	10,220	10,384
Depreciation and amortization	9,043	7,116	35,339	28,633
Loss on early extinguishment of debt	239	—	8,529	—
Interest expense, net	3,144	4,963	12,447	22,754
Provision for income taxes	4,760	1,595	6,339	3,495
Other (income) expense	174	(184)	447	(611)
Equity interest in joint venture	(50)	—	(61)	—
EBITDA	$31,390	$23,943	$119,935	$90,276

Business Outlook and Financial Guidance

“We expect 2007 to be another year of solid demand for Clean Harbors services,” McKim said.  “Volumes at  our incinerators are strong, utilization rates are high, and we anticipate that we will continue to benefit from increased outsourcing trends from customers with captive incinerators.  We have already taken several strategic steps to position the Company for further growth in 2007.  In January, we acquired the remaining 50 percent interest of Teris’ joint venture in Puerto Rico, Ensco Caribe.  This represents an exciting opportunity to provide our full range of environmental services to businesses across Puerto Rico and the Caribbean under our new subsidiary, Clean Harbors Caribe Inc.  We also announced a price increase across all service lines effective March 15, which should counter rising operating costs and support our growth in the second quarter and beyond.”

The first quarter is traditionally the slowest quarter of the year for Clean Harbors due to the effect of weather on the Company’s plants and customers’ operations.  For the first quarter of 2007, the Company expects revenue in the range of $200 million to $205 million.  The Company expects to generate EBITDA for the first quarter of 2007 in the range of $22 million to $25 million.  For 2007, the Company expects to increase revenues by 8 percent to 9 percent, and achieve EBITDA growth in the range of 12 percent to 13 percent.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this press release today, Wednesday, March 14, 2007 at 9:00 a.m. (ET).  Investors who want to hear a webcast of the call should log onto www.cleanharbors.com and select “Investor Relations.”  In addition, if you are unable to listen to the live webcast, the call will be archived on the investor section of the website.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

Those who wish to listen to the fourth-quarter and year-end 2006 conference call webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 800.395.0708 or 913.981.5560 (confirmation code: 2469747) prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services.  With an unmatched infrastructure of 49 waste management facilities, including nine landfills, six incineration locations and six wastewater treatment centers, the Company provides essential services to over 45,000 customers, including more than 325 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.  Headquartered in Norwell, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.  Furthermore, all financial information in this press release is based on preliminary data and is subject to the final closing of the Company’s books and records.

A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to successfully integrate Teris’ operations and assets into its existing network of services and disposal facilities;

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with the CSD and Teris acquisitions;

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contact:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5130
InvestorRelations@cleanharbors.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617.542.5300
clhb@investorrelations.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands except per share amounts)

	For the three months ended:		Year ended:
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenues	$231,849	$193,714	$829,809	$711,170
Cost of revenues	165,907	138,592	584,835	512,582
Selling, general and administrative expenses	34,552	31,179	125,039	108,312
Accretion of environmental liabilities	2,587	2,501	10,220	10,384
Depreciation and amortization	9,043	7,116	35,339	28,633
Income from operations	19,760	14,326	74,376	51,259
Other income (expense)	(174)	184	(447)	611
Loss on early extinguishment of debt	(239)	—	(8,529)	—
Interest (expense), net	(3,144)	(4,963)	(12,447)	(22,754)
Income before provision for income taxes and equity interest in joint venture	16,203	9,547	52,953	29,116
Provision for income taxes	4,760	1,595	6,339	3,495
Equity interest in joint venture	(50)	—	(61)	—
Net income	11,493	7,952	46,675	25,621
Redemption of Series C Preferred Stock, dividends on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	69	69	276	279
Net income attributable to common shareholders	$11,424	$7,883	$46,399	$25,342

Earnings per share:
Basic earnings attributable to common shareholders	$0.58	$0.46	$2.38	$1.62
Diluted earnings attributable to common shareholders	$0.56	$0.43	$2.26	$1.45

Weighted average common shares outstanding	19,634	17,262	19,526	15,629
Weighted average common shares outstanding plus potentially dilutive common shares	20,637	18,566	20,657	17,717

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
ASSETS
(in thousands)

	(Unaudited)
	December 31,	December 31,
	2006	2005
Current assets:
Cash and cash equivalents	$73,550	$132,449
Restricted cash and cash equivalents	—	3,469
Marketable securities	10,240	—
Accounts receivable, net	169,581	147,659
Unbilled accounts receivable	16,078	7,049
Deferred costs	7,140	4,937
Prepaid expenses	9,301	6,411
Supplies inventories	20,101	12,723
Deferred tax assets	9,238	219
Income tax receivable	150	1,462
Properties held for sale	7,440	7,670
Total current assets	322,819	324,048

Property, plant and equipment, net	244,126	178,524

Other assets:
Deferred financing costs	7,206	9,508
Goodwill	19,032	19,032
Permits and other intangibles, net	65,743	77,803
Investment in joint venture	2,208	—
Deferred tax assets	6,388	1,715
Other	3,286	3,734
	103,863	111,792
Total assets	$670,808	$614,364

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release
Clean Harbors Announces Record Fourth Quarter and Year-End 2006 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’EQUITY
(in thousands)

	(Unaudited)
	December 31,	December 31,
	2006	2005
Current liabilities:
Uncashed checks	$11,083	$7,982
Current portion of long-term debt	—	52,500
Current portion of capital lease obligations	1,391	1,893
Accounts payable	81,432	71,372
Accrued disposal costs	3,058	3,109
Deferred revenue	29,409	21,784
Other accrued expenses	53,941	49,779
Current portion of closure, post-closure and remedial liabilities	13,707	10,817
Income taxes payable	4,333	4,458
Total current liabilities	198,354	223,694

Other liabilities:
Closure and post-closure liabilities, less current portion	23,520	20,728
Remedial liabilities, less current portion	136,173	139,144
Long-term obligations, less current maturities	120,522	95,790
Capital lease obligations, less current portion	2,648	4,108
Other long-term liabilities	15,609	14,417
Accrued pension cost	796	825
Total other liabilities	299,268	275,012
Total stockholders’ equity, net	173,186	115,658
Total liabilities and stockholders’ equity	$670,808	$614,364

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com